EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196012, 333-167887, and 333-134630, 333-115841, and 333-85900) and Form S-3 (No. 333-197345) of Harvest Natural Resources, lnc. of our report  dated  March  26, 2015 which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

March 26, 2015